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                                                                   EXHIBIT 99.2

                        BERKOVITS, LAGO & COMPANY, LLP
                  CERTIFIED PUBLIC ACCOUNTANTS AND CONSULTANTS







         July 25, 2002



         Mr. Thomas P. Tanis, Jr., CEO
         11830 Windcreek Overlook
         Alpharetta, GA 30005

         Re:  Syndicated Food Service International, Inc.

         Dear Mr. Tanis:

         Due to recent changes in management and the composition of the Board of Directors, it is appropriate to reconfirm our understanding of the services we are to provide for Syndicated Food Service International, Inc. and its Subsidiaries, f/k/a Floridinos International Holdings, Inc. for the year ending December 31, 2001. We will audit the consolidated balance sheet of Syndicated Food Service International, Inc. as of December 31, 2001 and the related statements of operations, shareholders equity, and cash flows for the year then ended.

         Our audit will be made in accordance with generally accepted auditing standards and will include tests of the accounting records for Syndicated Food Service International, Inc. and its Subsidiaries and other procedures we consider necessary to enable us to express an unqualified opinion that the financial statements are fairly presented. In all material respects, in conformity with generally accepted accounting principles, if our opinion is other than unqualified, we will fully discuss the reasons with you in advance. If, for any reason, we are unable to complete the audit, we will not issue a report as a result of this engagement.

         Our procedures will include tests of documentary evidence that support the transactions recorded in the accounts and direct confirmation of cash, investments, and certain other assets and liabilities by correspondence with creditors and financial institutions. In light of discoveries that have surfaced during the last few months, including an ongoing United States Securities and Exchange Commission informal inquiry, the Platinum Funding lawsuit, existing and contingent liabilities arising from the United Container/Brands, LLC transactions, and the possibility of present and/or future involvement by the United States Attorney's Office, the scope of our audit will be expanded. More substantive auditing techniques will be utilized, and additional, if not all, material transactions will be tested. We will request written representations from your attorneys as part of the engagement, and they may bill you for responding to that inquiry. At the conclusion of our audit, we will also request certain written representations from you about the financial statements and related matters.

         An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements; therefore, our audit will involve judgment about the number of transactions to be examined and the areas to be tested. Our audit is designed to provide reasonable assurance of detecting misstatements that, in our judgment, could have a material effect on the financial statements taken as a whole. Consequently, our audit will not necessarily detect misstatements less than this materiality level that might exist due to error, fraudulent financial
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         reporting, or misappropriation of assets. The Company's management is responsible for establishing and maintaining a sound system of internal control, which is the best means of preventing or detecting errors, fraudulent financial reporting, and misappropriation of assets. Our responsibility as auditors is limited to the period covered by our audit and does not extend to matters that might arise during any later periods for which we are not engaged as auditors.

         Our audit is not specifically designed and cannot be relied on to disclose reportable conditions; that is, significant deficiencies in the design or operation of the internal control. However, during the audit, it w become aware of such reportable conditions or ways that we believe management practices can be improved, we will communicate them to you in a separate letter.

         We understand that you will provide us with the basic information required for our audit and that you are responsible for the accuracy and completeness of that information. We will advise you about appropriate accounting principles and their application and will assist you in the preparation of your financial statements, but the responsibility for the financial statements remains with you. That responsibility includes maintaining adequate records and related internal control policies and procedures, selecting and applying accounting principles, and safeguarding assets.

         We understand that your employees will type all confirmations we request and will locate any documents or invoices selected by us for testing.

         Our fees for these services will be based on the actual time spent at our standard hourly rates, plus travel and other out-of-pocket costs, such as report production, typing, and postage. Our standard hourly rates vary according to the degree of responsibility involved and the experience level of the personnel assigned to your audit (See. Fee estimate attached.). Our invoices for these fees will be rendered as work progresses and are payable upon presentation. Work may be suspended if your account becomes overdue and will not be resumed until your account is paid in full. Based on our preliminary estimates, the fee should approximate $60,000. This estimate is based on anticipated cooperation from your personnel and the assumption that unexpected circumstances will not be encountered during the audit. If significant additional time is necessary, we will discuss it with you and arrive at a new fee estimate based on experience from prior years. If the time should exceed this we will communicate the problems with you immediately before we proceed with any assistance. The fee estimate also includes time required for review of the Form 10-KSB and drafting of the audit committee letter. We require payment in full of all fees prior to the release of our report on the audited financial statements.

         Generally accepted auditing standards require that we read any annual report that contains our audit report. The purpose of this procedure is to consider whether other information in the annual repot, including the manner of its presentation, is materially consistent with information appearing in the financial statements. We assume no obligation to perform procedures to corroborate such other information as part of our audit.

         With regard to electronic filings, such as in connection with the SEC's Electronic Data Gathering, Analysis and Retrieval ("EDGAR") system, you agree that, before filing any documents in electronic format with the SEC with which we are associated, you will advise us of the proposed filing on a timely basis. We will provide you with a signed copy of our report (s) and consent (s). These manually signed documents will serve to authorize the use of our name prior to any electronic transmission by you. For our files, you will provide us with a complete copy of the document as accepted by EDGAR.

         The Company may wish to include our report on those financial statements in a registration statement proposed to be filed under the Securities Act of 1933 or in some other securities offering. You agree that the aforementioned audit report, or reference to our Firm, you will be included in any such offering without our prior permission or consent. Any agreement to perform work in connection with an offering, including an agreement to provide permission or consent, will be a separate engagement and will be billed at the standard rate of $185 per hour for partner time and $160 per hour for manager time. We will utilize a manager whenever feasible in order to keep these additional fees to a minimum.

         If any dispute arises among the parties hereto, the parties agree first to try in good faith to settle the dispute by mediation administered by the American Arbitration Association under its Rules for Professional Accounting and


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         Related Services Disputes before resorting to litigation. The costs of the mediation proceeding shall be shared equally by all parties.

         Client and accountant both agree that any dispute over fees charged by the accountant to the client will be submitted for resolution by the arbitrator in accordance with the Rules for Professional Accounting and Related Services Disputes of the American Arbitration Association. Such arbitration shall be binding and final. SUCH ARBITRATION IS TO TAKE PLACE IN FT. LAUDERDALE, FLORIDA AT THE OFFICES OF BERKOVITS, LAGO & COMPANY, LLP. IN AGREEING TO ARBITRATION, WE BOTH ACKNOWLEDGE THAT, IN THE EVENT OF A DISPUTE OVER FEES CHARGED BY THE ACCOUNTANT, EACH OF US IS GIVING UP THE RIGHT TO HAVE THE DISPUTE DECIDED IN A COURT OF LAW BEFORE A JUDGE OR JURY AND INSTEAD WE ARE ACCEPTING THE USE OF ARBITRATION FOR RESOLUTION.

         Any additional services that you may request and we agree to provide will be the subject of separate written agreements.

         In the event we are requested or authorized by you or required by government regulation, subpoena, or other legal process to produce our working papers or our personnel as witnesses with respect to our engagement for you, you will, so long as we are not a party in the proceeding in which the information is sought, reimburse us for our professional time and expenses, as well as the fees and expenses of our counsel incurred in responding to such a request. We will require a retainer prior to commencement of any work.

         As you are aware, the events that surfaced in the preceding months required amendment of quarterly SEC reports for the quarters ended June 30, 2001 and September 30, 2001. To date, approximately $17,000 was billed, per prior authorization of your predecessor, Mr. William Keeler. These services included: consultation regarding the SEC informal inquiry; consultation with attorney's regarding amended Form 10-QSB filings; opinions to be offered on the amended 10-QSB filings; review of United Brands, LLC transactions with regards to irregularities and possible illegal acts; and consultation with client regarding all of the above. We also have an outstanding invoice from November 2001 for quarterly services rendered. We will require that any outstanding invoices, which totals $11,109, for these services to be paid before work on the audit commences.

         We appreciate the opportunity to be of continuing service to Syndicated Food Service International, Inc. and its Subsidiaries, f/k/a Floridinos International Holdings, Inc., and believe this letter accurately summarizes the significant terms of our engagement. If you have any questions, please let us know. If you agree with the terms of our engagement as described in this letter, please sign the enclosed copy and return it to us.


         Very truly yours,

         Berkovits, Lago & Company, LLP           Approval:



         Jesus A. Lago                            Thomas P. Tanis, Jr., CEO
                                                  Syndicated Food Service
                                                  International, Inc.



                                                  Date: